EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 33-44547 and No. 33-82782) of Osteotech, Inc. of our report dated February 25, 1999, except as to information presented in Note 21 for which the date is March 16, 1999, appearing on F-2 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-2 of this Form 10-K.




                                        PricewaterhouseCoopers LLP



Princeton, New Jersey
March 29, 1999


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